Exhibit 99.1

CRM Holdings, Ltd. Appoints Karen Doyle Vice President of Specialty Underwriting

          POUGHKEEPSIE, N.Y., Feb. 28 /PRNewswire-FirstCall/ -- CRM Holdings, Ltd. (“CRM”) (Nasdaq: CRMH), a leading provider of fee-based management and other services for workers’ compensation self-insured groups in New York and California, today announced that it has appointed Karen A. Doyle, CPCU, to its executive team as Vice President of Specialty Underwriting with the Company’s U.S. subsidiary Compensation Risk Managers, LLC.

          In this newly created position, Ms. Doyle will report directly to Daniel G. Hickey Jr., CRM Holdings, Ltd.’s Chairman and Co-Chief Executive Officer, and will have responsibility for the Company’s programs and initiatives outside of the workers’ compensation area.

          Ms. Doyle joins CRM with 35 years of progressively responsible experience in insurance company management and extensive knowledge of underwriting, operations, product development, regulatory compliance, premium audit and loss control.

          Most recently, she was with Royal & SunAlliance/Orion Capital of Farmington, CT, where she served since 1993, playing a key role in the integration of Artis with Royal & SunAlliance upon its sale of Orion Capital.

          Previously, Ms. Doyle was Director of Underwriting for Dependable Insurance Company of Jacksonville, FL, and Assistant Vice President of American Mutual Insurance Company of Wakefield, MA.  Prior to that, she held underwriting and management positions with Fireman’s Fund Insurance Company.

          “Karen’s proven management expertise and her extensive knowledge of commercial casualty and property business lines add significantly to our underwriting expertise.  This will stand us in good stead as we continue to build our existing markets and enter new ones,” commented Daniel G. Hickey, Jr.  “Her knowledge base runs the gamut from developing product specifications to preparing state specific filings and policy issuance, and her presence will allow CRM to actively pursue our plan of offering liability products to our self-insured group members in specific industry classes.  The addition of allied coverage lines will solidify our market presence, provide a significant advantage over our competitors and enhance our revenue base.  We are pleased to welcome an executive of Karen’s high caliber to our executive team.”

          About CRM Holdings, Ltd.

          CRM is a leading provider of fee-based management and other services for workers’ compensation self-insured groups in New York and California.  CRM has been in the business of forming and managing self-insured groups in New York since 1999.  In 2003 CRM expanded its business into California.  CRM provides self-insured groups with a comprehensive range of services, including assistance in the formation of groups, underwriting, risk assessment, safety and loss control services, medical bill review and case management, general management and recordkeeping, regulatory compliance and, in New York, claims management services.  CRM also acts as a broker by placing excess coverage insurance and any required surety bonds for the groups, and reinsures a portion of this excess coverage through its subsidiary, Twin Bridges.  Further information can be found on the CRM website at www.CRMHoldingsLtd.com.

          This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology.  The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed.  Such risks and uncertainties are discussed in the company’s registration statement on Form S-1 dated September 19, 2005 and in other documents filed by the company with the Securities and Exchange Commission. We qualify all of our forward looking statements by these cautionary statements.  The forward looking statements contained in this press are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended.

          Contact Information:

          Mark Collinson
          CCG Investor Relations
          10960 Wilshire Blvd, Ste 2050
          Los Angeles, CA  90024
          (310) 231-8600, ext. 117

SOURCE  CRM Holdings, Ltd
          -0-                                                                       02/28/2006
          /CONTACT:  Mark Collinson of CCG Investor Relations, +1-310-231-8600, ext. 117, for CRM Holdings, Ltd/
          /Web site:  http://www.CRMHoldingsLtd.com /
          (CRMH)